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                                                                   EXHIBIT 15.1

           AWARENESS LETTER--UNAUDITED INTERIM FINANCIAL INFORMATION

Cross Timbers Oil Company
Fort Worth, Texas

  We are aware that our reports dated April 20, 1998, July 22, 1998, and October 21, 1998, which were included in the Cross Timbers Oil Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, are being incorporated by reference in the Company's Registration Statement on Form S-3.

  We also are aware that the aforementioned reports, pursuant to Regulation C under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of that Act.

ARTHUR ANDERSEN LLP

Fort Worth, Texas
December 4, 1998